Exhibit 10.5

Execution Copy

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”), is entered into as of October 31, 2018, between IN GOOD HEALTH, INC., a Massachusetts not for profit corporation (the “Borrower”), with an address at 1200 West Chestnut Street, Brockton, MA 02301, and CLS HOLDINGS USA, INC., a Nevada corporation (the “Lender”), with an address at 11767 S. Dixie Highway, Suite 115, Miami, FL 33156.

The Borrower and the Lender, with the intent to be legally bound, agree as follows:

1.  Loan. The Lender is making a loan in the principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the “Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. The Loan is or will be evidenced by a secured promissory note of the Borrower and all renewals, extensions, amendments and restatements thereof (collectively, the “Note”) acceptable to the Lender, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

2.  Security.  The security for repayment of the Loan shall include but not be limited to the Collateral as defined in that certain Security Agreement dated as of the date hereof between the Borrower and the Lender (the “Security Agreement” and, together with such other pledge agreements, control agreements and other instruments provided for in the Security Agreement, the “Security Documents”), which shall secure repayment of the Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, and (v) any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Lender incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”).

This Agreement, the Note, the Security Documents and all other agreements and documents executed and/or delivered pursuant hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents. This Agreement is also executed in connection with an Option Agreement of even date herewith (the “Option Agreement”) between Lender and Borrower, and Borrower acknowledges that Lender would not have made the loan hereunder without Borrower having agreed to grant the option in the Option Agreement.

3.  Representations and Warranties.  The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct:

3.1.     Existence, Power and Authority.  The Borrower is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower does not have any wholly owned or partially owned subsidiaries. The Borrower is duly authorized to execute and deliver the Loan Documents and the Option Agreement, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents and the Option Agreement.

3.2.     Financial Statements.  Borrower has delivered or caused to be delivered to the Lender its audited balance sheet, income statement and statement of cash flows at and for the year ended December 31, 2017, together with the unqualified report of its auditors thereon, and its unaudited but reviewed balance sheet, income statement and statement of cash flows for the six months ended June 30, 2018 (collectively, the “Historical Financial Statements”). The Historical Financial Statements are true, complete and accurate in all material respects, and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower’s operations for the periods specified therein. The Historical Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied from period to period, subject in the case of interim unaudited statements to normal year-end adjustments (that will not be material in either type or amount) and to the absence of notes.

3.3.     No Material Adverse Change.  Since the date of the most recent Financial Statements (as hereinafter defined), the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.4.     Binding Obligations.  The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors, as may be required by law, charter, other organizational documents or agreements; and the Loan Documents and Option Agreement, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.5.     No Defaults or Violations.  There does not exist any Event of Default under this Agreement or any default, breach or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation, regulations or bylaws of the Borrower; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency (except solely to the extent that the nature of Borrower’s business violates the Controlled Substances Act); and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

3.6.     Title to Assets.  The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements, and (iii) those liens or encumbrances, if any, specified on Schedule 3.6 to this Agreement.

3.7.     Litigation.  There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change, except such litigation specified on Schedule 3.7 to this Agreement.

3.8.     Tax Returns.  The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

3.9.     Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.10.     Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

3.11.     Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.12.     Compliance with Laws. The Borrower is, and will remain, in compliance in all material respects with all applicable laws, rules and regulations relating to the Borrower’s business, including without limitation federal, state and local laws, rules and regulations (including licensure requirements) relating to the operation of a cannabis cultivation facility, manufacturing facility and dispensary. Notwithstanding the foregoing, Lender acknowledges that the nature of Borrower’s business and use of the Loan proceeds is in direct violation of federal laws with regard to growing, cultivating, dispensing, infusing possessing, using and selling cannabis and that Borrower will not be able to comply with such federal laws.

3.13.     Disclosure. None of the Loan Documents or the Option Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement, the Loan Documents, or the Option Agreement not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

4.  Affirmative Covenants.  The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Lender to the Borrower have been terminated, and until the option set forth in the Option Agreement has been exercised or has expired, the Borrower will:

4.1.     Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Lender access thereto at all reasonable times with prior notice, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may from time to time reasonably request, and the Borrower will make available to the Lender for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2.     Interim Financial Statements; Certificate of No Default. Furnish the Lender within forty-five (45) days after the end of each quarter the Borrower’s Financial Statements for such period, in reasonable detail, certified by an authorized officer of the Borrower, prepared in accordance with GAAP consistently applied from period to period, and reviewed by the Borrower’s auditor. The Borrower shall also deliver a certificate as to its compliance with applicable financial covenants (containing detailed calculations of all financial covenants) for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. In addition, Borrower shall also deliver to the Lender on a monthly basis, accounts receivable aging reports and accounts payable aging reports within thirty (30) days of the close of each calendar month. As used in this Agreement, “Financial Statements” means the Borrower’s balance sheets, income statements and statements of cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year, as reviewed by the Borrower’s auditor (with respect to interim periods) and as audited by the Borrower’s auditor (with respect to year-end periods), together, in the cases of year-end financial statements, with an unqualified audit report of the Borrower’s auditor.

4.3.     Annual Financial Statements. Furnish the Borrower’s Financial Statements to the Lender within ninety (90) days after the end of each fiscal year. Those Financial Statements will be prepared on an audited basis in accordance with GAAP by the independent certified public accountant selected by the Borrower and reasonably satisfactory to the Lender. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and all accountant examinations shall have been made in accordance with GAAP consistently applied from period to period.

4.4.     Annual Financial Statement Projections. Borrower shall deliver to Lender annually, but not later than January 31, its projected financial statements for the upcoming fiscal year.

4.5.     Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Lender in its reasonable discretion.

4.6.     Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.7.     Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

4.8.     Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to the operation of a cannabis business in Massachusetts, employment practices, employee benefits or environmental, occupational and health standards and controls). Notwithstanding the foregoing, Lender acknowledges that the nature of Borrower’s business and use of the Loan proceeds is in direct violation of federal laws with regard to growing, cultivating, dispensing, infusing possessing, using and selling cannabis and that Borrower will not be able to comply with such laws.

4.9.     Additional Reports. Provide prompt written notice to the Lender of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, (ii) any litigation filed by or against the Borrower seeking damages in excess of $100,000.00, or (iii) any event which might result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

4.10     Conversion to For Profit Corporation. Within ten (10) business days after the date hereof, convert to a Massachusetts “for profit” corporation and elect “S” status with the Internal Revenue Service (the “Conversion”). Within five (5) business days prior to such Conversion, Borrower shall provide Lender with copies of the draft certificate of incorporation and bylaws of the for-profit entity for Lenders’ review and such documents shall be subject to Lender’s reasonable approval. The stockholders of the “for profit” entity shall be Andrea Noble (75% of the outstanding shares) and Gerald Freid (25% of the outstanding shares) and such ownership shall not change during the term of the Loan or at any time prior to the date upon which the option under the Option Agreement is exercised or has expired (the last to occur of such events is referred to as the “Restriction Termination Date”). The Borrower shall not issue any of its securities to any other person or entity prior to the Restriction Termination Date. Simultaneously with the Conversion, all of the stockholders of the Borrower shall execute a stockholders’ agreement, the terms of which shall be subject to the reasonable approval of Lender. Among other things, the stockholders agreement shall contain a “drag-along” right that may be exercised by Andrea Noble and an agreement by all stockholders to vote in favor of the proposed merger with Lender or its affiliate (if applicable) on substantially the terms set forth in the Option Agreement (as well as a waiver of appraisal rights, if applicable, by any stockholder who fails to comply with the requirement to vote in favor of the merger).

4.11     Use of Proceeds. Use the proceeds of the Loan exclusively for the expansion of the cannabis grow facility currently owned and operated by the Borrower and for the expansion of the dispensary operated by the Borrower in preparation for sales of recreational marijuana. Proceeds may be used for furniture, fixtures and equipment as part of such expansion plans and for the cost of labor directly associated with the expansion. Proceeds may not be used to pay management salaries, affiliates, or for any other purpose. If the proceeds of the Loan exceed the amount Borrower needs for the approved uses, the excess amount shall remain in the Borrower entity and be used as jointly determined by Borrower and Lender. Once Borrower commences using the proceeds of the Loan, Borrower shall provide monthly reports to Lender reflecting on a line item basis now the proceeds of the Loan are being spent. Each report shall show monthly expenditures by line item and year-to-date expenditures by line item. Lender shall have the right to audit such reports, at its option and at Borrower’s cost, to confirm that all proceeds of the Loan are being spent in accordance with this Section of the Agreement.

4.12     Key Man Life Insurance. Promptly after the date hereof, the Borrower shall obtain not less than $5 million in “key man” life insurance on the life of David Noble. Lender shall be the beneficiary of such policy. Should payment be made under the policy before the Loan is repaid or the Option Agreement is exercised, Lender shall have the choice of (i) using the proceeds of such policy to pay down the Loan and cancel the Option Agreement without penalty and without payment of any break-up fee described therein, or (ii) allowing the proceeds of the policy to be put in the business of Borrower with Lender appointing a Chief Operating Officer for Borrower to run the business (and with Mr. Noble’s mother, Andrea Noble, to serve as Chief Executive Officer of Borrower) until the closing contemplated under the Option Agreement.

5.  Negative Covenants.  The Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full, any commitments of the Lender to the Borrower have been terminated, and the option in the Option Agreement has been exercised or has expired, the Borrower will not, without the Lender’s prior written consent:

5.1.     Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than (a) the Loan and any subsequent indebtedness to the Lender and (b) (i) purchase money indebtedness and capital lease obligations in an amount not to exceed $100,000 at any time outstanding; and (ii) open account trade debt incurred in the ordinary course of business and not past due.

5.2.     Liens and Encumbrances. Create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement, except liens securing purchase money indebtedness permitted pursuant to Section 5.1 above.

5.3.     Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

5.4.     Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other person, firm, corporation or other entity, except investments disclosed on the Borrower’s Historical Financial Statements or acceptable to the Lender in its sole discretion.

5.5.     Merger or Transfer of Assets. Except pursuant to the Option Agreement, liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

5.6.     Change in Business, Management or Ownership. Except as required by this Agreement, make or permit any change in its form of organization, the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership.

5.7.     Dividends or Distributions. After the date of this Agreement, declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, except for distributions made in accordance with Section 5.13(b) of the form of Merger Agreement attached to the Option Agreement as Exhibit A.

5.8.     Acquisitions. Make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

6.  Events of Default.  The occurrence of any of the following will be deemed to be an Event of Default:

6.1.     Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement, subject to any notice and cure period as provided in the Note.

6.2.     Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Lender in connection with this Agreement shall be false, incorrect or incomplete when made.

6.3.     Other Default. The occurrence of a default or an event of default as defined in the Note, in any of the other Loan Documents, or in the Option Agreement, or a breach of or a default or event of default under any other agreement with the Lender or an affiliate of the Lender. Upon the occurrence of an Event of Default, the Lender will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7.  Expenses.  The Borrower agrees to pay the Lender, upon the execution of this Agreement, and otherwise on demand, all costs and expenses incurred by the Lender in connection with any modifications to any of the Loan Documents, and the collection of all of the Obligations, including but not limited to enforcement actions relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel, expenses for auditors, appraisers, consultants, lien searches, recording and filing fees and taxes.

8.  Miscellaneous.

8.1.    Notices:      All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to Lender at the address set forth in the Note and to Borrower at the address set forth in the Note, or to such other address as any party may give to the other for such purpose in accordance with this section.

8.2.     Preservation of Rights.  No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that the Lender may have under other agreements, at law or in equity.

8.3.     Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

8.4.     Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

8.5.     Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

8.6.     Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart.

8.7.     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that neither the Borrower nor the Lender may assign this Agreement in whole or in part without the other party’s prior written consent.

8.8.     Interpretation. In this Agreement, unless the Lender and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or,” the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

8.9.     No Consequential Damages, Etc. Except for the Lender’s gross negligence or intentional misconduct and except as set forth in the Option Agreement, the Lender will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower, as a result of this Agreement, the other Loan Documents, the Option Agreement, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

8.10.     Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the Commonwealth of Massachusetts. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the commonwealth of Massachusetts, excluding its conflict of laws rules. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Suffolk County, Massachusetts; provided that nothing contained in this Agreement will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Lender and the Borrower agree that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

8.11.     WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that its duly authorized officer has read and understood all the provisions of this Agreement, including the waiver of jury trial, and either has been advised by counsel as necessary or appropriate or has declined to retain independent counsel.

[SIGNATURES ON FOLLOWING PAGE]

Execution Copy

THIS LOAN AGREEMENT has been executed and delivered on behalf of the Borrower and the Lender, by their duly authorized officers, as of the date first written above.

IN GOOD HEALTH, INC.,

a Massachusetts not for profit corporation

By: /s/ David Noble

Name: David Noble

Title:   President

CLS HOLDINGS USA, INC.,

a Nevada corporation

By: /s/ Jeffrey I. Binder

Name: Jeffrey I. Binder

Title:  Chairman and CEO

[Signature Page to Loan Agreement]